UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 18, 2019
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway, St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2019, Jeffrey P. Julien notified Raymond James Financial, Inc. (the “Company”) of his decision to retire as the Company’s Chief Financial Officer on December 31, 2019, after having served in his current role for 32 years. He is expected to continue to serve as executive vice president of finance and as a senior adviser for a period of time to ensure the successful transition of responsibilities.

The Company also announced that Mr. Paul Shoukry (35) will become Chief Financial Officer, effective January 1, 2020. Mr. Shoukry currently serves since February 2018 as treasurer and since January 2017 as senior vice president of finance and investor relations, overseeing the firm's capital and liquidity planning, stress testing, debt issuance, cash management, broker/dealer regulatory reporting, investor relations and financial planning and analysis functions. He is a member of the Company’s Operating Committee, Asset-Liability Committee, Capital Planning Committee, Enterprise Risk Management Committee and Disclosure Committee. Mr. Shoukry, a vice president since July 2012, joined the Company in its Assistant to the Chairman program in 2010. Prior to joining the Company, Mr. Shoukry was a commercial banker and management consultant. Mr. Shoukry graduated magna cum laude with bachelor’s and master’s degrees in accounting from The University of Georgia and holds an MBA from Columbia University. He is a Certified Public Accountant, a Certified Treasury Professional and holds Series 7 and 27 licenses.

There are no arrangements or understandings between Mr. Shoukry and any other person pursuant to which he was selected as an officer. Mr. Shoukry does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Shoukry has an interest requiring disclosure under Item 404(a) of Regulation S‑K.

The Corporate Governance, Nominating and Compensation Committee of the Company’s Board of Directors will approve the compensation of Mr. Shoukry in connection with his new role at a later date.

A copy of the press release issued by the Company in connection with the above is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is filed as an exhibit to this report:

Exhibit No.

99.1 Press release, dated March 19, 2019, issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: March 19, 2019	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance and
Chief Financial Officer